UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 25, 2005

ENERGIZER HOLDINGS, INC.
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(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO	63141
(Address of Principal Executive Offices)	(Zip Code)

(314) 985-2000
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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On February 24, 2005, Energizer Holdings, Inc. webcast a speech by its Chief Executive Officer, Ward M. Klein which contained statements that were not historical, particularly statements regarding the continuing stability of battery cash flows, the potential for margin improvement in the Company's razors and blades business, the benefits of the Company's geographic diversification, estimates of global and U.S. battery category growth and battery unit trends, the continuing proliferation of battery powered devices and their impact on the migration to rechargeable power, the growth and ongoing profit contributions of performance batteries, opportunities for share increase in the price sub-segment, future capital expenditures, and cost reduction opportunities from the integration of the razors and blades business, all of which may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

The Company cautions listeners not to place undue reliance on any forward-looking statements, which speak only as of the date made. Actual results could differ materially from those projected in the presentation. Battery cash flows are subject to fluctuation or disruption in the event of severe economic downturns; changes in consumer preferences, battery technologies or devices which currently utilize primary batteries; retailer demands for price reductions or promotional programs; or raw material price increases. The ability of the Company to realize continuing margin improvement in its razors and blades business can be impacted, in particular, by competitive activity, but also by consumer demands, retailer pressure, and the ability to continue to develop innovative products which can obtain higher margins. The benefits of geographic diversification may be outweighed by the risks of operating a worldwide business, including the risks of political or economic turmoil in foreign locations, the possibility of expropriation, confiscatory taxation or price controls, difficulties inherent in operating in countries with less developed legal systems, and restrictions on the flow of capital between countries. Energizer's estimates of battery category growth and trends may be inaccurate, or may not reflect significant segments of retailer markets in the U.S. or globally, and there is no guarantee that such trends will continue. Ongoing innovation and improvements in battery-powered devices may not continue, and general economic conditions could significantly impact the growth in sales of such devices. Moreover, there can be no assurance that new devices which may be introduced will utilize primary batteries, or that they will offset the loss of battery unit volumes because of the migration of such devices to rechargeable batteries. Changes in consumer preferences, economic downturns in key markets, and increasing migration of battery-powered devices to rechargeable batteries could negatively impact the growth in sales of the premium battery sub-segment, and retailer pressure or competitive activity could impact the ongoing price contributions of that sub-segment, while actions of competitors could limit the Company's opportunity to increase share in the price sub-segment. Future capital expenditures may be impacted by general economic conditions, competitive activity, available cash flows, and the expected return on such investments. Continuing opportunities to integrate razors and blades activities with the battery business may be more limited than anticipated due to changes in market or competitive conditions, systems or personnel issues, or other operational reasons, and as a result, projected annual savings may not materialize. In addition, the Company would advise review of the various risks and uncertainties which are detailed in its publicly-filed documents, including its Registration Statement on Form 10, its Annual Report on Form 10-K for the year ended September 30, 2004, its Quarterly Report on Form 10-Q for the period ended December 31, 2004, and its Current Report on Form 8-K dated April 25, 2000

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

Dated: February 25, 2005	By:	/s/ Daniel J. Sescleifer

Name: Daniel J. Sescleifer
Title: Executive Vice President and Chief Financial Officer